Exhibit 3.1

[SEAL]	DEAN HELLER	[FILE STAMP]
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.				ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	SCHOFIELD MINES LIMITED

2.	Resident Agent	The Corporation Trust Company of Nevada
	Name and Street Address:	Name
	(must be a Nevada address	6100 Neil Road, Suite 500			Reno	NEVADA	89511
	where process may be	Street Address			City	State	Zip Code
	served)	None
		Optional Mailing Address			City	State	Zip Code

3.	Shares:
	(Number of shares corporation	Number of shares			Number of Shares
	authorized to issue	with par value:	100,000,000	Par value:	0.00001	without par value:	None

4.	Name & Addresses: of	1.		Gerald Gallisant
	Board of Directors/Trustees:	Name
	(attach additional page	#604 - 700 West Pender Street			Vancouver	B.C.	V6C 1G8
	there is more than 3	Street Address			City	State	Zip Code
	directors/trustees)	2.		Andrei Stytsenko
Name
		1040 West Georgia Street, Suite 1160			Vancouver	B.C.	V6E 4H1
		Street Address			City	State	Zip Code
3.
Name

		Street Address			City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional - see instructions)	To engage in and carry on any lawful business activity.

6.	Names, Address	Conrad C. Lysiak			CONRAD C. LYSIAK
	and Signature of	Name			Signature
	Incorporator.	601 West First Avenue, Suite 503			Spokane	WA	99201
	(attach additional page there	Address			City	State	Zip Code
is more than 1 incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
of Appointment of
	Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company				Date

This form, must be accompanied by appropriate fees. See attached fee schedule.